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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

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☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

H&R BLOCK, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☑ No fee required.
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SEC 1913 (02-02)	Persons who are to respond to the collection of information contained in this form are not required to respond unless the form displays a currently valid OMB control number.

August 29, 2007
Dear Fellow Shareholder:
The Annual Meeting is just a week away. We need your support for your Board’s highly qualified, dedicated director nominees. Your vote is extremely important, no matter how many or how few shares you own. By voting FOR your Board’s nominees TODAY, you support:
•	The Company’s strong focus on our core tax, accounting and related financial services businesses.

•	Our exiting of our non-core mortgage business and other selected businesses within RSM McGladrey that were not aligned with our strategic focus.

•	Continued growth and momentum of H&R Block Bank which is crucial to our strategy.

•	The Company’s bright future as a result of the steps taken under the leadership of your Board of Directors.
Mr. Richard Breeden, through his hedge fund Breeden Partners, is seeking to have himself and two of his hand-picked associates elected to your Company’s Board of Directors without offering any constructive ideas to enhance shareholder value. We are concerned that many of Mr. Breeden’s so-called “new ideas” will be harmful to the value of your investment.
There is still time for you to protect your investment and vote FOR your Board’s nominees. Please use the enclosed WHITE proxy card to vote FOR your Board’s nominees TODAY—by telephone, by Internet, or by signing, dating and returning the WHITE proxy card. To avoid invalidating your vote, please discard Breeden Partners’ blue proxy card.
Thank you for your continued support.
On Behalf of the Board of Directors,
Mark Ernst
Chairman, President and CEO

TIME IS SHORT AND YOUR VOTE IS IMPORTANT
To insure that your vote is represented at the meeting, we urge you to vote TODAY by Internet or telephone by following the simple instructions on the enclosed WHITE proxy card
If you have questions about how to vote your shares, or need additional assistance, please contact the firm assisting us in the solicitation of proxies:
INNISFREE M&A INCORPORATED
Shareholders call Toll-Free: (877) 456-3463
Banks and Brokers Call Collect: (212) 750-5833
Forward Looking Statements
This release may contain forward-looking statements, which are any statements that are not historical facts. These forward-looking statements are based upon the current expectations of the company and there can be no assurance that such expectations will prove to be correct. Because forward-looking statements involve risks and uncertainties and speak only as of the date on which they are made, the company’s actual results could differ materially from these statements. These risks and uncertainties relate to, among other things, the company’s pending sale of Option One Mortgage Corp.; competitive factors; regulatory capital requirements; the company’s effective income tax rate; litigation; and changes in market, economic, political or regulatory conditions. Information concerning these risks and uncertainties is contained in Item 1A of the company’s 2007 annual report on Form 10-K and in other filings by the company with the Securities and Exchange Commission.

IMPORTANT ADDITIONAL INFORMATION
On July 31, 2007, H&R Block began the process of mailing its definitive proxy statement (the “Proxy Statement”), together with a WHITE proxy card, in connection with H&R Block’s 2007 Annual Meeting of Shareholders. The Proxy Statement contains important information about H&R Block and the 2007 Annual Meeting. H&R Block urges its shareholders to read the Proxy Statement carefully. Shareholders may obtain additional free copies of the Proxy Statement and other documents filed with the Securities Exchange Commission (SEC) by H&R Block through the website maintained by the SEC at www.sec.gov. In addition, copies of the Proxy Statement and other documents may be obtained free of charge by directing a request to: H&R Block, Inc., Attn: Corporate Secretary, 1 H&R Block Way, Kansas City, MO 64105, (816) 854-3000 or from our website (www.hrblock.com). Copies of the Proxy Statement also may be requested by contacting our proxy solicitor, Innisfree M&A Incorporated, at 877-456-3463 toll-free.